Exhibit 10.2

Shareholder Voting Proxy Agreement

This Shareholder Voting Proxy Agreement (this “Agreement”) is entered into in Xi'an, the People’s Republic of China (the “PRC”) on February 25, 2020, by and among the following Parties:

Party A: Shareholders

Shareholder 1: Ning Wen

Identity Card No.:

Shareholder 2: Zhijie Zhang

Identity Card No.:

Shareholder 3: Lizhen Tang

Identity Card No.:

Shareholder 4: Lizhi He

Identity Card No.:

(Shareholders listed above are hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders.”)

Party B: Xi’an Minglan Management Co., Ltd. (the “WFOE”)

Registered address:

Party C: Sancaijia Co., Ltd. (the “Company”)

Registered address:

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

(1)	The Shareholders are the registered shareholders of the Company, legally holding 100% equity interest of the Company (the “Company Equity Interest”). Appendix 1 sets forth the capital contribution amount and the shareholding percentage of each of the Shareholders in the registered capital of the Company on the signing date of this Agreement.

(2)	The Shareholders intend to appoint an individual designated by the WFOE to exercise their voting rights in the Company as a shareholder, and the WFOE intends to appoint an individual to accept such delegation.

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NOW, THEREFORE, the Parties, through amicable negotiations and based on the principle of equality and mutual benefit, agree as follows:

Article 1 Delegation of Voting Rights

1.1	The Shareholders hereby irrevocably undertake that they will execute a power of attorney separately upon the request of the WFOE after execution of the Agreement and authorize the individual (hereinafter referred to as the “Trustee”) appointed by the WFOE at that time to exercise the following rights (hereinafter collectively referred to as the “Entrusted Rights”) as a shareholder of the Company as stipulated in the Articles of Association in force at that time (as shown in Annex 2 in the Agreement; hereinafter referred to as the “Power of Attorney”):

(a)	Propose, convene and attend the shareholder meeting of the Company as the agent of the Shareholders;

(b)	Exercise the voting rights on behalf of the Shareholders on all matters that need to be discussed and resolved by the shareholder meeting, including but not limited to the disposal of the assets of the Company, the sale or transfer or pledge or disposal of all or part of the equity of the Company, the dissolution or liquidation of the Company, and the exercise of the rights enjoyed during liquidation according to law;

(c)	Appoint, elect and dismiss the Company’s legal representatives (chairman of the board), directors and supervisors on behalf of the Shareholders, and determine the appointment or dismissal of General Manager, Deputy Managers, principal financial officers and other senior management personnel;

(d)	Exercise the voting rights on behalf of the registered shareholders of the Company in the event of its bankruptcy;

(e)	Propose to convene an interim shareholder meeting;

(f)	Sign and file the documents at the relevant company registry; and

(g)	Other shareholder voting rights under the Articles of Association (including any other shareholder voting rights provided for by any amendment to these Articles).

1.2	The premise of above-mentioned authorization and delegation is that the WFOE agrees to the above-mentioned authorization and delegation to the Trustee. The Shareholders shall not revoke the entrustment and authorization made to the Trustee, unless the WFOE gives the Shareholders a written notice to remove or replace the Trustee. The Shareholders shall then appoint another person designated by the WFOE to exercise the above Entrusted Rights, and such new authorization and delegation shall supersede, immediately upon its grant, the original authorization and delegation. In addition, the Shareholders shall not revoke the Entrusted Rights made to the Trustee.

1.3	The Trustee shall perform the fiduciary duties in accordance with the law in a prudent and diligent manner within the scope of authorization provided herein; the Shareholders shall acknowledge and assume the corresponding responsibilities for any legal consequences arising from the exercise of the above mentioned Entrusted Rights by the Trustee.

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1.4	The Shareholders hereby confirm that the Trustee may exercise the Entrusted Rights at its sole discretion without soliciting prior advice from the Company and the Shareholders. Any act of the Trustee in exercising the above mentioned Entrusted Rights shall be deemed to be the act of the Shareholders, and any document signed by the Trustee shall be deemed to be signed by the Shareholders.

1.5	Each of the Shareholders warrants that, without the prior written consent of the WFOE, it will not exercise any Entrusted Rights, or interfere in the exercise of the Entrusted Rights by the Trustee, but will make best efforts to cooperate with the Trustee in exercising such rights. Each Shareholder further agrees to execute promptly all reasonably necessary agreements, resolutions and other documents and to take all reasonably necessary actions to implement the provisions of the Agreement and to assist the Trustee in exercising Entrusted Rights.

Article 2 Right to Information

2.1	For the purpose of exercising the Entrusted Rights under the Agreement, the Trustee shall be entitled to know about the operation, business, customers, finance, employees and other relevant information of the Company and have access to relevant materials of the Company, and the Company shall provide full cooperation with respect thereto.

Article 3 Exercise of Entrusted Rights

3.1	The Shareholders shall provide full assistance to the Trustee in exercising the Entrusted Rights, including, when necessary, signing the shareholder’s meeting resolutions adopted by the Trustee or other relevant legal documents in a timely manner (for example, in order to meet the filing requirement of documents required by government authority for examination and approval, registration and filing).

3.2	At any time during the term of the Agreement, if granting or exercise of Entrusted Rights under the Agreement (except for the default of Shareholders or the Company) cannot be achieved for any reason, the Parties shall immediately seek alternatives that are similar to unrealizable provisions, and shall enter into a supplementary agreement to amend or adjust the terms of the Agreement so that the purpose of the Agreement may continue to be achieved.

Article 4 Disclaimer and Compensation

4.1	The Parties acknowledge that in no event shall the WFOE be required to assume any liability or provide any economic or other compensation to any other Party or any third party for the exercise of the Entrusted Rights under the Agreement by the individual designated by the WFOE.

4.2	The Shareholders agree to indemnify and hold the WFOE harmless from all losses incurred or likely to be incurred by the Trustee in the exercise of the Entrust Rights, including but not limited to any loss arising from any action, recourse, arbitration or claims by any third party against the WFOE or any administrative investigation or penalty by any governmental authorities, unless such losses are caused by any willful misconduct or gross negligence of the WFOE.

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Article 5 Representations and Warranties

5.1	The Shareholders hereby separately and jointly make the following representations and warranties:

(a)	Each of the Shareholders is a Chinese citizen with full capacity for civil conduct; each Shareholder has a complete and independent legal status and legal capacity, and can independently act as a litigation subject.

(b)	It has the full power and authorization to sign and deliver this Agreement and all other documents to be executed related to the transactions contemplated by this Agreement. It has the full power and authorization to consummate the transactions contemplated by this Agreement.

(c)	This Agreement shall be lawfully and duly executed and delivered by all Shareholders. This Agreement constitutes legal and binding obligations enforceable against the Shareholders in accordance with the provisions of this Agreement.

(d)	Each Shareholder shall be the legal registered shareholder of the Company at the time of effectiveness of this Agreement. Except for the rights set forth in this Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement among the Shareholders and the Company and the WFOE, there is no third party right in the Entrusted Rights. Under this Agreement, the Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

5.2	The WFOE and the Company hereby severally represent and warrant as follows:

(a)	It is a limited liability company duly registered and legally existing in accordance with Chinese Law, with independent legal personality. It has full and independent legal status and legal capacity to sign, deliver and perform this Agreement, and can independently act as a litigation subject.

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(b)	It has full power and authorization to sign and deliver this Agreement and all other documents to be executed relating to the transactions contemplated by this Agreement; it has full power and authority to consummate the transactions contemplated by this Agreement.

5.3	The Company further represents and warrants that each Shareholder is a legal owner of record of the Company at the time of effectiveness of this Agreement. Under this Agreement, the Trustee may fully exercise the Entrusted Rights in accordance with the then effective articles of association of the Company.

5.4	The Company and its Shareholders further represent and warrant that in the event of the merger, split, dissolution, liquidation bankruptcy or other occurrence that may affect Shareholders’ holding of ownership of the Company, any heir of the Shareholder shall be deemed to be a signatory to this Agreement and shall inherit/assume all his or her rights and obligations under this Agreement. The Company undertakes that it has made all appropriate arrangements and signed all necessary documents to ensure that the performance of this Agreement will not be affected or hindered in the event of the merger, split, dissolution, liquidation bankruptcy or other occurrence that may affect Shareholders’ holding of ownership of the Company.

Article 6 Confidentiality Obligations

6.1	Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all business secrets, proprietary information, customer information and all other information of a confidential nature concerning the other Parties known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information (the “Disclosing Party”) or unless it is required to be disclosed to third parties in accordance with relevant laws, rules and regulations (including those of the United States Securities and Exchange Commission) or the requirements of the place where any affiliate is listed on a stock exchange, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose to any third party any Confidential Information. The Receiving Party shall not use any Confidential Information other than for the purpose of performing this Agreement.

6.2	The following information shall not be deemed part of the Confidential Information:

(a)	any information that has been lawfully acquired by the Receiving Party prior to entering into the Agreement as evidenced by other written documents;

(b)	any information entering the public domain not attributable to the fault of the Party receiving the information; or

(c)	any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

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6.3	If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all documents, materials and software that contains or may contain any Confidential Information as requested, and promptly stop using such Confidential Information.

6.4	For purposes of performing this Agreement, the Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the Receiving Party shall ensure that the aforesaid persons shall comply with all relevant terms and conditions of this Article. In addition, the Receiving Party shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Article 6.

6.5	The Parties’ obligations under this Article shall survive the termination of this Agreement. Each Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Parties give consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Parties.

Article 7 Effectiveness, Termination and Term of Agreement

7.1	Subject to the provisions of Articles 7.2 and 7.3 of this Agreement, this Agreement shall become effective upon execution by each of the Parties on the date first written above. Unless terminated early by the Parties by written agreement or in accordance with the provisions of Article 7.4 or 9.1 of this Agreement, the Agreement shall remain valid for ten (10) years. Upon the expiration of this Agreement, unless the WFOE gives a non-renewal written notice to the other Parties 30 days prior to the expiration, this Agreement shall be renewed automatically thereafter for successive ten (10)-year terms, and so on.

7.2	The Parties to this Agreement shall complete the approval and registration procedures for extending their business terms within three months before the expiration of their respective business terms so that the term of this Agreement may continue to be extended.

7.3	If any of the Shareholders transfers all of its equity in the Company with the prior written consent of the WFOE, such Party shall cease to be a Party hereto, while the obligations and covenants of other Parties under this Agreement shall not be adversely affected in any way. If any Shareholder transfers all or part of its equity in the Company, such Shareholder undertakes to obtain written confirmation of the transferee of such equity whereby such transferee agrees to inherit and perform all liabilities, obligations and covenants of such Shareholder hereunder.

7.4	During the term of this Agreement, unless otherwise stipulated by law, the Shareholders or the Company shall not early terminate this Agreement. Notwithstanding the foregoing, the WFOE may at any time terminate this Agreement with a written notice being given to other Parties thirty (30) days in advance.

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Article 8 Notice

8.1	Any notice, request, demand and other correspondence required by this Agreement or made in accordance with this Agreement shall be made in written form and delivered to the following address in person, by fax, telegram, telex, email, registered mail (postage paid) or express mail.

To the Shareholders:

Ning Wen

Address:

Email:

Zhijie Zhang

Address:

Email:

Lizhen Tang

Address:

Email:

Lizhi He

Address:

Email:

To the WFOE:

Address:

Attention:

Email:

To the Company:

Address:

Attention:

Email:

8.2	If any such notice or other correspondence is transmitted by fax, telegram, telex or email, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if delivered by registered mail or express mail, it shall be treated as delivered three (3) days after posting.

Article 9 Defaulting Liability

9.1	The Parties agree and confirm that, if any party (hereinafter referred to as the "Defaulting Party") materially breaches any provision hereof or materially fails to perform any obligation under this Agreement, it constitutes a breach of contract under this Agreement (hereinafter referred to as a "Default"), and any other non-Defaulting Party has the right to require the Defaulting Party to make corrections or take remedial measures within a reasonable period of time. If the Defaulting Party fails to make corrections or take remedial measures within a reasonable period of time or within 15 days after the written notice provided by other non-Defaulting Party requesting for correction, then

(1)	In case the Defaulting Party is a Shareholder, the WFOE shall be entitled to terminate this Agreement and claim damages from the Defaulting Party.

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(2)	If the WFOE is the Defaulting Party, the non-Defaulting Party shall have the right to claim damages from the Defaulting Party, but under no circumstances shall it have any right to terminate or suspend this Agreement unless otherwise provided by law.

9.2	Notwithstanding other provisions of this Agreement, the validity of this article shall not be affected by any termination or suspension of this Agreement.

Article 10 Miscellaneous

10.1	This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with six (6) original copies, with one (1) original to be retained by each Party hereto.

10.2	The execution, validity, performance, revision, interpretation and termination of this Agreement and the resolution of any dispute arising from this Agreement shall be governed in accordance with the laws of the PRC.

10.3	Should any dispute arise in connection with construction or performance of any provision under this Agreement, the Parties shall seek in good faith to resolve such dispute through negotiations. If the negotiations fail, any of the Parties may submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with CIETAC’s arbitration rules then in effect at the time of applying for arbitration, and the language of arbitration shall be in Chinese. The arbitration award shall be final and binding on each of the Parties.

10.4	None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

10.5	No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Such Rights”) shall result in a waiver thereof, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other rights of such Party.

10.6	Each term contained herein shall be severable and independent from each of the other terms. In case any term herein becomes all or partly invalid or unenforceable due to violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided that the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

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10.7	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

10.8	Any amendments or supplements to this Agreement shall be made in writing and shall become effective only upon due execution by the Parties hereto. Any Amended agreements and supplemental agreements executed by the Parties will become part of this Agreement, having the same legal effect as this Agreement.

10.9	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

10.10	This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

10.11	Without the prior written consent of the other Parties, no Party may assign to any third party any of its rights and/or obligations under this Agreement.

10.12	This Agreement shall be binding upon the legal successors or assigns of the Parties.

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[Signature Page of Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Agreement on the date and at the place first above written.

Shareholders:

Ning Wen (Signature/Seal):	/s/ Ning Wen

Zhijie Zhang (Signature/Seal):	/s/ Zhijie Zhang

Lizhen Tang (Signature/Seal):	/s/ Lizhen Tang

Lizhi He (Signature/Seal):	/s/ Lizhi He

Xi’an Minglan Management Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Ning Wen
Name: Ning Wen

Sancaijia Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Ning Wen
Name: Ning Wen

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